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Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

        Great Lakes REIT, L.P. a Delaware limited partnership.

        GLR-1600 Corporate Center, LLC, a Delaware limited liability company

        GLR Milwaukee Center, LLC, a Delaware limited liability company

        GLR Milwaukee Center SPE Corp, a Delaware corporation

        GLR-Medical Properties One, LLC, a Delaware limited liability company

        GLR No. 4, a Maryland real estate investment trust

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  Exhibit 21.1
SUBSIDIARIES OF THE COMPANY